UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2015

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 2, 2015, Sunstone Hotel Investors, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, Sunstone Hotel Partnership, LLC, Wells Fargo Bank, National Association, Bank of America, N.A., JPMORGAN Chase Bank, N.A. and certain other lenders named therein. The Credit Agreement provides for a $400 million unsecured revolving credit facility. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC are joint lead arrangers and bookrunners and Citibank, N.A., PNC Bank, National Association and U.S. Bank National Association are each documentation agents of the Credit Agreement. The Company’s operating partnership, Sunstone Hotel Partnership, LLC, is the borrower under the Credit Agreement and certain of the Company’s subsidiaries guarantee its obligations under the Credit Agreement.

The Credit Agreement matures on April 2, 2019. The Company may extend the maturity date of the Credit Agreement, exercisable two times, by six (6) months for each extension, up to April 2, 2020, upon the payment of applicable fees and satisfaction of certain customary conditions. The Company also has the right to increase the amount revolving portion of the Credit Agreement, or to add term loans, in an amount up to $400 million, for an aggregate facility of $800 million, in the case of each such increase, from lenders that are willing at such time to provide such increase or such term loans.

Interest is paid on the periodic advances under the Credit Agreement at varying rates, based upon LIBOR plus an applicable margin. The applicable margin is based upon the Company’s ratio of net indebtedness to EBITDA, as follows:

Level	Leverage Ratio	Revolving Applicable Margin for Revolving Loans that are LIBOR Loans	Revolving Applicable Margin for Revolving Loans that are Base Rate Loans
1	Less than 4.00 to 1.00	1.55%	0.55%
2	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	1.60%	0.60%
3	Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	1.65%	0.65%
4	Greater than or equal to 5.00 to 1.00 but less than 6.00 to 1.00	1.95%	0.95%
5	Greater than or equal to 6.00 to 1.00	2.30%	1.30%

In addition to the interest payable on amounts outstanding under the Credit Agreement, the Company is required to pay an amount equal to 0.30% of the unused portion of the Credit Agreement if the average usage of the Credit Agreement is greater than 50% and 0.20% if the average usage of the Credit Agreement is less than or equal to 50%.

The Credit Agreement contains various corporate financial covenants. A summary of the most restrictive covenants is as follows:

Covenant
Maximum leverage ratio	6.50:1.00
Minimum fixed charge coverage ratio	1.50:1.00
Minimum tangible net worth	$2.35 billion
Secured Indebtedness	Less than 50% of Total Asset Value through March 30, 2016
Less than 45% of Total Asset Value thereafter

The Credit Agreement requires the Company to maintain a specific pool of unencumbered borrowing base properties. The unencumbered borrowing base must be a minimum of seven (7) properties with an unencumbered borrowing base asset value, as defined, of not less than $500 million.

The Credit Agreement contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility.

The foregoing description of the Credit Agreement is qualified in its entirety by the full terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 7.01                                  REGULATION FD DISCLOSURE.

On April 2, 2015, the Company issued a press release announcing the closing of the Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report. The press release has also been posted in the investor relations/presentations section of the Company’s website at www.sunstonehotels.com.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Credit Agreement, dated April 2, 2015.
99.1	Press Release, dated April 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: April 2, 2015	By:	/s/ Bryan A. Giglia
Bryan A. Giglia
Chief Financial Officer